EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 19, 1995 on the financial statements and schedules of Allwaste Retirement Savings Plan as of and for the year ended December 31, 1994, included in this Form 11-K, into the previously filed Allwaste, Inc. Form S-8 Registration Statement File No. 33-37684.

ARTHUR ANDERSEN LLP

Houston, Texas
June 19, 1995
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